UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2015

eCrypt Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

4004 Sugarloaf Drive, Austin, TX	78738
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 24, 2015, eCrypt Technologies, Inc. (the “Company”) entered into a Joint Venture Agreement (the “Agreement”) with DTREDS Consolidated Inc., a holding company with three operating subsidiaries in the telecommunications infrastructure market providing products and services to federal and commercial customers (“DCI”).  Pursuant to the Agreement, the Company and DCI will form a new company (the “Joint Venture”), with the Company securing $4,000,000 in financing for the Joint Venture, DCI contributing assets to the Joint Venture sufficient for the Joint Venture to secure such financing, and with the Joint Venture owned 50/50 by the parties.  The Company’s CEO, Dr. Cellucci, is the CEO and Chairman of DCI.

The foregoing descriptions of the Agreement and the terms thereof are qualified in their entirety by the full text of such agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this report:

10.1	Joint Venture Agreement dated February 24, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: February 26, 2015	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer